Exhibit 99.1

                LTC Announces Operating Results for the
               Three and Six Months Ended June 30, 2005


    MALIBU, Calif.--(BUSINESS WIRE)--Aug. 2, 2005--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and six months ended June 30, 2005 and announced that net income available to common stockholders for the second quarter was $5.8 million or $0.27 per diluted share. For the same period in 2004, net income available to common stockholders was $4.4 million or $0.23 per diluted share which included a loss on sale of assets of $0.3 million or $0.01 per share. Revenues for the three months ended June 30, 2005, were $17.0 million versus $16.6 million for the same period last year.
    For the six months ended June 30, 2005, net income available to common stockholders was $23.0 million or $1.02 per diluted share. In the first quarter of 2005, the Company received $22.3 million in cash from CLC Healthcare, Inc. and Healthcare Holdings, Inc., its wholly-owned subsidiary, as payment in full of their note receivable to LTC. The Company stated that the effect of the note payoff is included in the results for the six months ended June 30, 2005 as follows: $3.7 million in rental income related to past due rents that were not accrued, $2.3 million of interest income related to past due interest that was not accrued, a $0.5 million reimbursement for certain expenses paid in prior years on behalf of CLC Healthcare, Inc., a bonus accrual of $1.0 million related to the realization of the value of the note and non-operating income of $6.2 million, net of $1.3 million of expenses associated with the realization of the value of the note. For the same period in 2004, net income available to common stockholders was $5.4 million or $0.29 per diluted share which included a gain on sale of assets of $0.7 million, or $0.04 per share, and a charge of $4.0 million, or $0.21 per share, related to LTC's redemption of its 9.5% Series A and 9.0% Series B Preferred Stock. Revenues for the six months ended June 30, 2005 were $39.9 million versus $33.4 million for the same period last year.
    The Company has scheduled a conference call for August 3, 2005 at 9:00 AM Pacific time in order to comment on the Company's performance and operating results for the quarter ended June 30, 2005. The conference call is accessible by dialing (888) 396-2386 passcode 78746388. The earnings release and any additional financial information that may be discussed on the conference call will also be available on our website. An audio replay of the conference call will be available from 11:00 AM Pacific time on August 3, 2005 through August 17, 2005. Callers can access the replay by dialing (888) 286-8010 and entering conference ID number 49570119. Webcast replays will also be available on our website until August 18, 2005.
    At June 30, 2005, LTC had investments in 100 skilled nursing properties, 101 assisted living properties and two schools in 32 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company's website at www.ltcproperties.com.

    This press release includes statements that are not purely historical and are "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company's management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.


                         LTC PROPERTIES, INC.
                   CONSOLIDATED STATEMENTS OF INCOME
           (Amounts in thousands, except per share amounts)
                              (Unaudited)

                                      Three Months       Six Months
                                     Ended June 30,     Ended June 30,
                                   ----------------- -----------------
                                      2005     2004     2005     2004
                                   -------- -------- -------- --------
Revenues:
  Rental income                    $12,237  $11,644  $28,109  $23,096
  Interest income from mortgage
   loans and notes receivable        3,230    2,334    5,912    4,472
  Interest income from REMIC
   Certificates                      1,219    2,047    2,683    4,438
  Interest and other income            310      578    3,163    1,443
                                   -------- -------- -------- --------
          Total revenues            16,996   16,603   39,867   33,449
                                   -------- -------- -------- --------

Expenses:
  Interest expense                   2,223    3,357    4,480    6,670
  Depreciation and amortization      3,317    3,210    6,570    6,345
  Legal expenses                        63       91      136      109
  Operating and other expenses       1,203    1,482    3,118    2,733
                                   -------- -------- -------- --------
          Total expenses             6,806    8,140   14,304   15,857
                                   -------- -------- -------- --------
Income before non-operating income
 and minority interest              10,190    8,463   25,563   17,592
Non-operating income                    --       --    6,217       --
Minority interest                      (86)    (259)    (172)    (542)
                                   -------- -------- -------- --------
Income from continuing operations   10,104    8,204   31,608   17,050
Discontinued operations:
  Income from discontinued
   operations                           --       76       --      156
  Gain (loss) on sale of assets,
   net                                  30     (257)      30      718
                                   -------- -------- -------- --------
Net income (loss) from discontinued
 operations                             30     (181)      30      874
                                   -------- -------- -------- --------
Net income                          10,134    8,023   31,638   17,924
Preferred stock redemption charge       --       --       --   (4,029)
Preferred stock dividends           (4,341)  (3,581)  (8,688)  (8,527)
                                   -------- -------- -------- --------
Net income available to common
 stockholders                       $5,793   $4,442  $22,950   $5,368
                                   ======== ======== ======== ========

Net Income per Common Share from
 Continuing Operations net of
 Preferred Stock Dividends:
  Basic                              $0.27    $0.24    $1.06    $0.24
                                   ======== ======== ======== ========
  Diluted                            $0.27    $0.24    $1.02    $0.24
                                   ======== ======== ======== ========
Net Income (Loss) per Common Share
 from Discontinued Operations:
  Basic                                $--   ($0.01)     $--    $0.05
                                   ======== ======== ======== ========
  Diluted                              $--   ($0.01)     $--    $0.05
                                   ======== ======== ======== ========
Net Income per Common Share
 Available to Common Stockholders:
  Basic                              $0.27    $0.23    $1.06    $0.29
                                   ======== ======== ======== ========
  Diluted                            $0.27    $0.23    $1.02    $0.29
                                   ======== ======== ======== ========

Basic weighted average shares
 outstanding                        21,614   19,165   21,553   18,576
                                   ======== ======== ======== ========

NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.


    Reconciliation of Funds From Operations ("FFO")

    FFO is a supplemental measure of a REIT's financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company's FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.
    The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, in thousands, except per share amounts):


                                      Three Months      Six Months
                                      Ended June 30,   Ended June 30,
                                     --------------- -----------------
                                       2005    2004     2005     2004
                                     ------- ------- -------- --------

Net income available to common
 stockholders                        $5,793  $4,442  $22,950   $5,368
Add: Real estate depreciation         3,317   3,250    6,570    6,429
Add: Impairment charge                   --      --       --       --
Less (gain)/add loss on sale of
 assets, net                            (30)    257      (30)    (718)
                                     ------- ------- -------- --------
FFO available to common stockholders $9,080  $7,949  $29,490  $11,079
                                     ======= ======= ======== ========

Add: Preferred stock redemption
 charge                                  --      --       --    4,029
                                     ------- ------- -------- --------
FFO excluding preferred stock
 redemption charge                   $9,080  $7,949  $29,490  $15,108
                                     ======= ======= ======== ========

Basic FFO available to common
 stockholders per share               $0.42   $0.42    $1.37    $0.60
                                     ======= ======= ======== ========
Diluted FFO available to common
 stockholders per share               $0.41   $0.39    $1.29    $0.58
                                     ======= ======= ======== ========

Basic FFO excluding preferred stock
 redemption charge per share          $0.42   $0.42    $1.37    $0.81
                                     ======= ======= ======== ========
Diluted FFO excluding preferred stock
 redemption charge per share          $0.41   $0.39    $1.29    $0.76
                                     ======= ======= ======== ========



                         LTC PROPERTIES, INC.
                      CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands, except per share amounts)

                                                 June 30, December 31,
                                                    2005      2004
                                                 ----------- ---------
ASSETS                                           (unaudited)
Real Estate Investments:
  Buildings and improvements, net of accumulated
   depreciation and
     amortization:   2005 - $89,756;   2004 -
      $83,369                                      $357,635  $359,347
  Land                                               27,056    26,401
  Mortgage loans receivable, net of allowance for
   doubtful
     accounts:  2005 and 2004 - $1,280              112,189    90,878
  REMIC Certificates                                 30,616    44,053
                                                 ----------- ---------
     Real estate investments, net                   527,496   520,679
Other Assets:
  Cash and cash equivalents                          13,962     4,315
  Debt issue costs, net                               1,065     1,348
  Interest receivable                                 3,007     3,161
  Prepaid expenses and other assets                   3,726     4,451
  Notes receivable                                    3,576    13,926
                                                 ----------- ---------
     Total Assets                                  $552,832  $547,880
                                                 =========== =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank borrowings                                         $--       $--
Mortgage loans payable                               70,533    71,286
Bonds payable and capital lease obligations          13,401    13,967
Senior mortgage participation payable                14,962    15,407
Accrued interest                                        640       649
Accrued expenses and other liabilities                4,008     3,040
Distributions payable                                 5,905     3,618
                                                 ----------- ---------
     Total Liabilities                              109,449   107,967

Minority interest                                     3,518     3,706
Stockholders' equity:
Preferred stock $0.01 par value: 15,000 shares
 authorized;
     shares issued and outstanding: 2005 - 9,023;
        2004 - 9,201                                214,073   218,532
Common stock: $0.01 par value; 45,000 shares
 authorized;
     shares issued and outstanding: 2005 -
      21,649;   2004 - 21,374                           216       214
Capital in excess of par value                      295,121   292,740
Cumulative net income                               342,974   311,336
Other                                                (1,496)    2,070
Cumulative distributions                           (411,023) (388,685)
                                                 ----------- ---------
     Total Stockholders' Equity                     439,865   436,207
                                                 ----------- ---------
     Total Liabilities and Stockholders' Equity    $552,832  $547,880
                                                 =========== =========



    CONTACT: LTC Properties, Inc.
             Andre C. Dimitriadis or Wendy L. Simpson, (805) 981-8655